Exhibit 10.26

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of                       , 2003, by and between VENDINGDATA CORPORATION, a corporation organized under the laws of the State of Nevada (the “Company”), and PHILADELPHIA BROKERAGE COMPANY, a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Agent”).

WHEREAS:

A.            In connection with the Placement Agent Agreement of even date herewith by and between the Company and the Agent (the “Agency Agreement”), the Agent has agreed, upon the terms and subject to the conditions contained therein, to act as placement agent for a public offering of the Company’s common stock, $.001 par value per share (the “Common Stock”);

B.            To induce the Agent to execute and deliver the Agency Agreement, the Company has agreed to provide the Agent with certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Company and the Agent hereby agree as follows:

1.             REGISTRATION RIGHTS.

1.1           Definitions.  For purposes of this Section 1:

(a)           Registration.  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such registration statement.

(b)           Registrable Securities.  The term “Registrable Securities” means: (i) any and all shares of Common Stock held by the Agent on the date hereof, (ii) any and all shares of Common Stock issuable upon conversion or exercise of securities held by the Agent on the date hereof, (iii) any and all shares of Common Stock issued or issuable upon conversion or exercise of securities issued under or contemplated by the Agency Agreement, (iv) any and all shares of Common Stock issuable upon conversion or exercise of securities issuable to the Agent by agreement of the Company in connection with other services rendered by the Agent to the Company on or prior to the date hereof, and (iv) any shares of Common Stock issued as (or issuable upon the exchange, conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of, all such shares of Common Stock described in clause (i), (ii), (iii) or (iv) of this subsection (b); excluding in all cases, however, any shares of Common Stock (which would otherwise be Registerable Securities) sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act (“Excluded Shares”).

(c)           Registrable Securities Then Outstanding.  “Registrable Securities then outstanding” shall mean the number of shares of Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are then issuable pursuant to the exchange, exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

(d)           Holder.  For purposes of this Section 1 and Section 2 hereof, the term “Holder” or “Holders” means (i) any person or persons owning of record Registrable Securities that are not Excluded Shares or (ii) any assignee of record of such Registrable Securities to whom rights under this Section 1 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of securities convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; provided further, that a holder of Excluded Shares shall not be a Holder with respect to such Excluded Shares for purposes of Section 1.2 or Section 1.4 of this Agreement; and provided further, that the Company shall in no event be obligated to register securities other than Common Stock, and that Holders of Registrable Securities will not be required to convert their securities into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

(e)           Form S-3.  The term “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC (as defined below) that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC after the effective date of such registration statement.

(f)            SEC.  The term “SEC” means the United States Securities and Exchange Commission.

1.2           Demand Registration.

(a)           Request by Holders.  If the Company shall receive a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 1.2, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20)

days after receipt of the Request Notice, subject only to the limitations of this Section 1.2; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than One Million Dollars ($1,000,000).

(b)           Underwriting.  If the Holders initiating the registration request under this Section 1.2 (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a).  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 1.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities electing to include its Registrable Securities in such registration on a pro rata basis according to the number of Registrable Securities that each Holder requesting registration (including the Initiating Holders) has elected to include in such registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration.  Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

(c)           Maximum Number of Demand Registrations.  The Company is obligated to effect only one (1) such registration pursuant to this Section 1.2 and shall not be obligated to effect such a registration during the six (6) month period after the effective date of a public offering by the Company of its securities pursuant to a registration statement filed under the Securities Act.

(d)           Deferral.  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 1.2, a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this deferral right more than once in any twelve (12) month period.

(e)           Expenses.  All expenses incurred in connection with a registration pursuant to this Section 1.2, including, without limitation, all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and up to $25,000 per registration in fees and disbursements of one (1) counsel for the selling Holder or Holders selected by the Holders of a majority of the Registrable Securities included in the registration, but excluding underwriters’ discounts and commissions, shall be borne by the Company.  Each Holder participating in a registration pursuant to this Section 1.2 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company or any other holders of securities included in such registration) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, or such request is withdrawn after a deferral at the request of the Company pursuant to Section 1.2(d), then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 1.2, including the right to the full number of demand registrations remaining prior to the withdrawn request for registration.

1.3           Piggyback Registrations.  The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 1.2 or Section 1.4 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)           Underwriting.  If a registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Agreement, if the Company or its managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities requested by each such Holder to be included in the registration, provided, however, that the number of shares offered by the Holders may not be reduced to less than twenty-five percent (25%) of the total number of shares registered in the offering.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder that is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)           Expenses.  All expenses incurred in connection with a registration pursuant to this Section 1.3 (excluding underwriters’ and brokers’ discounts and commissions), including, without limitation all federal and “blue sky” registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and up to $25,000 per registration in fees and disbursements of one (1) counsel for the selling Holder or Holders, selected by the selling Holder or Holders holding a majority of the shares included in the registration by all selling Holders, shall be borne by the Company.

1.4           Form S-3 Registration.  In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)           promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)           as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.4:

(i)            if Form S-3 is not available for such offering by the Holders;

(ii)           if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than One Million Dollars ($1,000,000);

(iii)          if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days following receipt of a request of the Holder or Holders under Section 1.2 or Section 1.4;

(iv)          if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for Holders pursuant to this Section 1.4; or

(v)           in any jurisdiction in which the Company would be required to (A) qualify as a foreign corporation or as a dealer in securities in such jurisdiction where it would not otherwise be required to qualify but for this Agreement or (B) take any action that would subject it to general service of process in suits or to taxation in such jurisdiction where it is not then so subject.

(c)           Expenses.  Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 1.4 as soon as practicable after receipt of the request(s) of the Holder(s) for such registration.  The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 1.4 (excluding underwriters’ or brokers’ discounts and commissions), including without limitation all filing, registration and qualification, printers’ and accounting fees, fees and disbursements of counsel for the Company and up to

$25,000 per registration in fees and disbursements of one (1) counsel for the selling Holder or Holders selected by the selling Holder or Holders owning a majority of the shares included in the registration owned by all selling Holders.

(d)           Demand Registration.  A Form S-3 registration shall be deemed to be a demand registration as described in Section 1.2 above.

1.5           Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities being registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or until the Holders have completed the distribution referred to in such registration statement, whichever occurs first (but in any event for at least any period required under the Securities Act); provided that before filing such registration statement or any amendments thereto, the Company will furnish to the Holders copies of all such documents proposed to be filed;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)           furnish to the Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)           use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such states or jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (d), or (ii) to file a general consent to service of process in any such state or jurisdiction;

(e)           use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company’s business or operations to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(f)            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;

(g)           notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h)           notify each Holder of Registrable Securities covered by such registration statement of the underwriters, if any, and confirm in writing: (i) when the registration statement has become effective; (ii) when any post-effective amendment to the registration statement becomes effective; and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information;

(i)            notify each Holder of Registrable Securities if at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the registration statement.  Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use its best efforts to prevent the issuance of any stop order or to obtain the withdrawal thereof as soon as possible.  The Company will advise each Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction;

(j)            furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, (i) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) on the date that the registration statement with respect to such securities becomes effective, a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and, if such securities are being sold through underwriters, a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale;

(k)           As soon as practicable after the effective date of the registration statement, and in any event within sixteen (16) months thereafter, have “made generally available to its security holders” (within the meaning of Rule 158 under the Securities Act) an earning statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with Section 11(a) of the Securities Act;

(l)            otherwise use its best efforts to comply with all applicable rules and regulations of the SEC;

(m)          use its best efforts to cause all the Registrable Securities either (i) to be listed on a national securities exchange (if the Registrable Securities are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed, if the listing of the Registrable Securities is then permitted under the rules of such exchange, or (ii) to secure designation of all the Registrable Securities as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or, failing that, to secure listing on NASDAQ for the Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least one (1) market maker to register as such with respect to Registrable Securities with the National Association of Securities Dealers;

(n)           make available for inspection by any seller of Registrable Securities, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

(o)           make such representations and warranties to the selling Holders and the underwriters as are customarily made by issuers to underwriters and selling Holders, as the case may be, in primary underwritten public offerings.

1.6           Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2, 1.3 or 1.4 hereof that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.  If any registration statement or comparable statement under the Securities Act refers to a Holder or any of its affiliates, by name or otherwise, as the holder of any securities of the Company then, unless counsel to the Company advises the Company that the Securities Act requires that such reference be included in any such statement, each such Holder shall have the right to require the deletion of such reference to itself and its affiliates.

1.7           Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.8           Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 1.2, 1.3 or 1.4 hereof:

(a)           By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)            any untrue statement or alleged untrue statement of a material fact contained in a registration statement under this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or “blue sky” laws in connection therewith;

(ii)           the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)          any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b)           By Selling Holders.  To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided further, that the total amounts payable in indemnity by a Holder under this Section 1.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c)           Notice.  Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

(d)           Contribution.  If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Agent to act as placement agent pursuant to the Agency Agreement) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Agent to act as placement agent pursuant to the Agency Agreement) but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything to the contrary in this Section 1.8, no Holder shall be required, pursuant to this Section 1.8, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Common Stock in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

(e)           Survival.  The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

1.9           Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b)           take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

(c)           use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)           furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act, the Exchange Act and Rule 144 under the Securities Act or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.10         Termination of the Company’s Obligations.  The Company shall have no obligations pursuant to Sections 1.2, 1.3 and 1.4 with respect to:  (i) any request or requests for registration made by any Holder on a date more than two (2) years after the date hereof or (ii) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 1.2, 1.3 or 1.4 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act.

2.             ASSIGNMENT AND AMENDMENT.

2.1           Assignment.  The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned in whole or in part by a Holder to one or more transferees or assignees of not less than twenty thousand (20,000) shares of Registrable Securities; provided, however, that such minimum shareholding requirement shall not apply to any assignment or transfer made by a Holder to such Holder’s spouse, lineal ascedants or descendants, brothers or sisters (“Family Members”), or trusts established for the benefit of any such Family Members or, if the Holder is a trust, to the beneficiary thereof or, if the Holder is a corporation, partnership or other business entity, (x) to such Holder’s Affiliate(s) (as defined below), and/or (y) to any member of the Board of Directors of the Company designated by such Holder, and, provided further that, such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders under this Agreement to the same extent as if such transferee or assignee was a party hereto.  For purposes hereof, “Affiliate” shall mean with respect to any Holder that is a corporation, partnership or other business entity, any of the stockholders, subsidiaries, officers, directors, members or partners of such Holder, and any other corporation, partnership or other business entity which directly or indirectly controls, is controlled by or is under common control with such Holder.

2.2           Amendment; Waiver.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders (and/or any of their permitted successors or assigns) holding shares of Registrable Securities then outstanding.  The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party to be charged, provided that the Agent (so long as it holds Registrable Securities) may act on behalf of all such Holders of Registrable Securities.  Any amendment or waiver effected in accordance with this Section 2.2 shall be binding upon each Holder of Registrable Securities, each future Holder and holder of all such securities, and the Company.

3.             LIMITATIONS.

3.1           Limitation on Company Offerings.  The Company may not cause any other registration of securities for its own account (other than a registration effected solely to implement an employee benefit plan) which would become effective less than ninety (90) days after the effective date of any registration requested pursuant to Section 1.2 or 1.4 to be initiated after such requested registration.

3.2           Mergers, etc.  The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if the Holders of Registrable Securities are entitled to receive in exchange therefore (i) cash, (ii) securities of the acquiring corporation which have been registered under the Securities Act in connection with the merger, consolidation or reorganization, and/or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within ninety (90) days of the completion of the transaction for resale to the public pursuant to the Securities Act.

3.3           Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that provides such holder or prospective holder with registration rights superior to the registration rights provided to the Agent pursuant to Section 1.

3.4           Legends and Opinions.  The Company shall not require an opinion of counsel for the Holders before authorizing the transfer of shares of Registrable Securities or the removal of securities legends for the certificates representing such Registrable Securities for (i) routine sales made in compliance with Rule 144 of the Securities Act, (ii) shares that are eligible for resale under Rule 144(k) of the Securities Act, (iii) partnership distributions of any Holder that do not require registration based upon existing SEC interpretations, and (iv) transfers to Affiliates that do not require registration based upon existing SEC interpretations.

4.             GENERAL PROVISIONS.

4.1           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified or three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid (or by Federal Express or other similar overnight courier service, so long as written acknowledgement of delivery is obtained), and addressed to the party to be notified (a) if to a party other than the Company, at such party’s address set forth at the end of this Agreement, or at such other address as such party shall have furnished the Company in writing, or, until any such party so furnishes an address to the Company, then to and at the address of the last holder of the shares covered by this Agreement who has so furnished an address to the Company, or (b) if to the Company, at its address set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the parties in writing.

4.2           Entire Agreement.  This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

4.3           Governing Law.  This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Nevada as applied to agreements among Nevada residents entered into and to be performed entirely within Nevada, whether or not all parties hereto are residents of Nevada, excluding that body of law relating to conflict of laws and choice of law.

4.4           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

4.5           Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

4.6           Successors and Assigns.  Subject to the provisions of Section 2.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

4.7           Captions.  The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

4.8           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.9           Costs and Attorneys’ Fees.  In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

4.10         Adjustments for Stock Splits and Certain Other Changes.  Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

4.11         Aggregation of Stock.  All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

VENDINGDATA CORPORATION

By:
Name:
Title:
Address:	6830 Spencer Street Las Vegas, NV 89119

AGENT:

PHILADELPHIA BROKERAGE CORPORATION

By:
Name:
Title:
Address:	992 Old Eagle School Road Suite 915 Wayne, PA 19087